                                                                   EXHIBIT 23.1

                          HARVAZINSKI & MONTANYE, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                              21 EVERETT ROAD EXT.
                             ALBANY, NEW YORK 12205
                                ----------------
                                 (518) 453-0636
                               FAX (518) 459-0208







                             ACCOUNTANTS' CONSENT


                            The Board of Directors
                            Landmark Community Bank


    We consent to the use in the Registration Statement of Landmark Financial Corp. on Form SB-2 and the Application for Conversion on Form AC of our report dated May 8, 1997, on the Financial statements of Landmark Community Bank as of March 31, 1997 and 1996, and for the fiscal years ended March 31, 1997 and 1996, and to the references to our firm under the headings "Legal and Tax Matters" and "Experts" in the related prospectus.


                                     /s/ Harvazinski & Montanye, LLP


Albany, New York
June 20, 1997